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                                                                    EXHIBIT 10.2

                               AMENDMENT TO THE
                             ALLTRISTA CORPORATION
                   ECONOMIC VALUE ADDED AND GROWTH INCENTIVE
                COMPENSATION PLAN FOR KEY MEMBERS OF MANAGEMENT

         This Amendment is made to the Alltrista Corporation Economic
Value Added and Growth Incentive Compensation Plan for Key Members of Management, which was effective January 1, 1999 (the "Plan). This Amendment shall be effective as of October 19, 2000. Capitalized terms used but not defined Herein shall have the meanings ascribed to them in the Plan.

     The Plan is amended as follows:

1. Section 2 of the Plan is amended by adding the following definition as Subsection 2.8 and renumbering the following Subsections of Section 2 accordingly:

     "2.8   Change in Control - "Change in Control" shall have the meaning
            -----------------
            ascribed to such term in the Company's 1998 Long-term Equity Incentive Plan."

2. Section 5 of the Plan is amended by adding new Subsection 5.10 to read as follows:

     "5.10. Effect of a Change in Control
            -----------------------------

     Notwithstanding the preceding provisions of this Section 5, in the event of a Change of Control, a pro rata cash payment, in cancellation of the outstanding Award in respect of the Year in which the Change in Control occurs, shall be made to each Participant within thirty (30) business days following the Change of Control. The pro rata payment to such Participant with respect to such Year shall be calculated by multiplying (X) and (Y), where (X) equals the amount to which the Participant would have been entitled to receive had the Year been completed, assuming for this purpose that the Performance factor applicable to the Participant was achieved at a level of performance based on actual financial results through the date of the Change of Control, and (Y) equals a fraction the numerator of which is the number of full and partial months in such Year that have elapsed as of the date of the Change in Control and the denominator of which is 12."

3.   Except as herein modified, the Plan shall remain in full force and effect.